Two Harbors Investment Corp. Reports Third Quarter 2013 Financial Results
Considerable Progress on New Initiatives
NEW YORK, November 5, 2013 - Two Harbors Investment Corp. (NYSE: TWO; NYSE MKT: TWO.WS), a real estate investment trust that invests in residential mortgage-backed securities (RMBS), residential mortgage loans, mortgage servicing rights (MSRs) and other financial assets, today announced its financial results for the quarter ended September 30, 2013.
Highlights

•	Book value was $10.35 per diluted common share, representing a 1.5%(1) return on book value, after accounting for a dividend of $0.28 per share.

•
Delivered Comprehensive Income of $54.0 million, or $0.15 per diluted weighted average common share. Comprehensive Income for the nine months ended September 30, 2013 of $155.9 million, a return on average equity of 5.4%, or $0.45 per diluted weighted average common share.

•	Reported Core Earnings of $67.7 million, or $0.19 per diluted weighted average common share.

•	Generated an aggregate yield of 4.0% in the RMBS portfolio. Yields driven primarily by non-Agency performance of 9.0%.

•
The company made progress towards allocating capital to mortgage servicing rights (MSRs) through a two-year flow sale agreement with PHH Mortgage Corporation to acquire MSRs on newly originated residential mortgage loans and advanced negotiations with other MSR sellers that may result in additional investments in the near-term.

•	Completed Agate Bay Mortgage Trust 2013-1, a $434 million securitization of residential mortgage loans.

•	Repurchased 1.45 million shares of stock at an average price of $9.23 per share, which was accretive to book value.

“For the first nine months of the year, we have generated $156 million in comprehensive income, representing a return on average equity of 5.4% and demonstrating the ongoing alpha generation of our portfolio,” stated Thomas Siering, Two Harbors’ President and Chief Executive Officer. “We are pleased to have entered into a partnership with PHH Mortgage Corporation for a flow sale MSR arrangement and are also on-track to make other substantial investments in MSR in the near-term.”

(1) Decrease in book value per diluted share, from June 30, 2013 to September 30, 2013 of $0.12, plus dividend declared of $0.28 per share, divided by June 30, 2013 diluted book value of $10.47 per share.

Operating Performance
The following table summarizes the company’s GAAP and non-GAAP earnings measurements and key metrics for the third quarter of 2013:

Two Harbors Operating Performance
(dollars in thousands, except per share data)	Q3-2013
Earnings	Earnings	Per diluted weighted share	Annualized return on average equity
Core Earnings(1)	$67,649	$0.19	7.1%
GAAP Net Income	$(192,728)	$(0.53)	(20.2)%
Comprehensive Income	$54,049	$0.15	5.7%

Operating Metrics	Q3-2013
Dividend per common share	$0.28
Book value per diluted share at period end	$10.35
Other operating expenses as a percentage of average equity	1.0%

(1) Core Earnings is a non-GAAP measure that we define as net income, excluding impairment losses, gains or losses on sales of securities and termination of interest rate swaps, unrealized gains or losses on trading securities, interest rate swaps and swaptions, and mortgage loans, certain gains or losses on other derivative instruments, certain non-recurring gains and losses related to discontinued operations, and certain non-recurring upfront costs related to securitization transactions. As defined, Core Earnings includes interest income associated with our inverse interest-only securities (Agency derivatives) and premium income or loss on credit default swaps.

Earnings Summary
Two Harbors reported Core Earnings for the quarter ended September 30, 2013 of $67.7 million, or $0.19 per diluted weighted average common share outstanding, as compared to Core Earnings for the quarter ended June 30, 2013 of $78.1 million, or $0.21 per diluted weighted average common share outstanding.

For the third quarter, the company recognized:

•	a net realized loss of $240.2 million, net of tax, due principally to the sale of RMBS for $3.1 billion with an amortized cost of $3.3 billion;

•	unrealized gains on trading securities, mortgage loan forward purchase commitments and mortgage loans held-for-sale of $5.7 million, net of tax;

•	a net gain of $52.9 million, net of tax, related to swap and swaption terminations and expirations;

•
an unrealized loss, net of tax, of $107.5 million associated with its interest rate swaps and swaptions economically hedging its repurchase agreements, available-for-sale securities, to-be-announced securities (TBAs) and MSRs;

•	an unrealized loss, net of tax, of $0.3 million associated with its interest rate swaps economically hedging its trading securities;

•	net gains on other derivative instruments of approximately $19.9 million, net of tax;

•	a net unrealized gain of $8.8 million on mortgage loans held-for-investment and collateralized borrowings in securitization trusts, net of tax;

•	a net unrealized gain of $0.8 on mortgage servicing rights, net of tax;

•	securitization deal costs of $1.4 million, net of tax; and

•	income from discontinued operations of $0.9 million, net of tax.

The company reported a GAAP Net Loss of $192.7 million, or $0.53 per diluted weighted average common share outstanding, for the quarter ended September 30, 2013, as compared to GAAP Net Income of $388.6 million, or $1.06 per diluted weighted average common share outstanding, for the quarter ended June 30, 2013. On a GAAP basis, the company recognized an annualized return on average equity of (20.2%) and 37.8% for the quarters ended September 30, 2013 and June 30, 2013, respectively.

The company reported Comprehensive Income of $54.0 million, or $0.15 per diluted weighted average common share outstanding, for the quarter ended September 30, 2013, as compared to a Comprehensive Loss of $146.1 million, or $0.40 per diluted weighted average common share outstanding, for the quarter ended June 30, 2013. The company records unrealized fair value gains and losses for RMBS securities, classified as available-for-sale, as Other Comprehensive Income. On a Comprehensive Income basis, the company recognized an annualized return on average equity of 5.7% and (14.2%) for the quarters ended September 30, 2013 and June 30, 2013, respectively.

Other Key Metrics
During the quarter, Two Harbors declared a quarterly cash dividend of $0.28 per common share for the quarter ended September 30, 2013. The annualized dividend yield on the company’s common stock for the third quarter, based on the September 30, 2013 closing price of $9.71, was 11.5%.

The company’s book value per diluted share, after taking into account the third quarter 2013 dividend of $0.28 per share, was $10.35 as of September 30, 2013, compared to $10.47 as of June 30, 2013, which represented a total return on book value of 1.5%.

Other operating expenses for the third quarter 2013 were approximately $10.0 million, or 1.0% of average equity, compared to approximately $9.5 million, or 0.9% of average equity, for the second quarter 2013.

Portfolio Summary
For the quarter ended September 30, 2013, the annualized yield on average RMBS securities and Agency Derivatives was 4.0% and the annualized cost of funds on the average borrowings, which includes net interest rate spread expense on interest rate swaps, was 1.2%. This resulted in a net interest rate spread of 2.8%, compared to 2.5% in the prior quarter.

The company reported debt-to-equity, defined as total borrowings to fund RMBS securities, mortgage loans held-for-sale and Agency Derivatives divided by total equity, of 3.0:1.0 and 3.6:1.0 for the three months ended September 30, 2013 and June 30, 2013, respectively.

The company’s portfolio is principally comprised of RMBS available-for-sale securities and Agency Derivatives. As of September 30, 2013, the total value of the portfolio was $12.9 billion, of which approximately $9.9 billion was Agency RMBS and Agency Derivatives and $3.0 billion was non-Agency RMBS. As of September 30, 2013, fixed-rate securities composed 70.9% of the company’s portfolio and adjustable-rate securities composed 29.1% of the company’s portfolio.

In addition, the company held $1.0 billion of U.S. Treasuries classified on its balance sheet as trading securities as of September 30, 2013.  The company also held $857 million notional of net long TBAs as of September 30, 2013.

As of September 30, 2013, the company was a party to interest rate swaps and swaptions with a net aggregate notional amount of $22.0 billion, of which $18.5 billion was utilized to economically hedge interest rate risk associated with the company’s short-term LIBOR-based repurchase agreements.

The following table summarizes the company’s investment portfolio:

Two Harbors Portfolio
(dollars in thousands, except per share data)

RMBS and Agency Derivatives Portfolio Composition	As of September 30, 2013
Agency Bonds
Fixed Rate Bonds	$8,710,223	67.5%
Hybrid ARMs	1,007,715	7.8%
Total Agency	9,717,938	75.3%
Agency Derivatives	223,675	1.7%
Non-Agency Bonds
Senior Bonds	2,421,365	18.8%
Mezzanine Bonds	524,692	4.1%
Non-Agency Other	8,238	0.1%
Total Non-Agency	2,954,295	23.0%

Aggregate Portfolio	$12,895,908

Fixed-rate investment securities as a percentage of aggregate portfolio	70.9%
Adjustable-rate investment securities as a percentage of aggregate portfolio	29.1%

Portfolio Metrics	For the Quarter Ended September 30, 2013
Annualized yield on average RMBS and Agency Derivatives during the quarter
Agency	2.8%
Non-Agency	9.0%
Aggregate Portfolio	4.0%
Annualized cost of funds on average repurchase balance during the quarter(1)	1.2%
Annualized interest rate spread for aggregate portfolio during the quarter	2.8%
Weighted average cost basis of principal and interest securities
Agency	$108.11
Non-Agency(2)	$52.63
Weighted average three month CPR for its RMBS and Agency Derivative portfolio
Agency	8.7%
Non-Agency	4.8%
Debt-to-equity ratio at period-end(3)	3.0 to 1.0

(1) Cost of funds includes interest spread expense associated with the portfolio’s interest rate swaps.
(2) Average purchase price utilized carrying value for weighting purposes. If current face were utilized for weighting purposes, total non-Agency RMBS excluding the company’s non-Agency interest-only portfolio would have been $49.22 at September 30, 2013.

(3) Defined as total borrowings to fund RMBS, mortgage loans held-for-sale and Agency Derivatives divided by total equity.

“We have made considerable progress on our new initiatives to complement our securities portfolio,” stated Bill Roth, Two Harbors’ Chief Investment Officer. “During the quarter, we repositioned the portfolio with a focus on preserving book value and to husband liquidity to allow for meaningful MSR investments.  Additionally, we completed a securitization using our own depositor.”

The company experienced a three-month average Constant Prepayment Rate (CPR) of 8.7% for Agency RMBS and Agency Derivatives held for both quarters ended September 30, 2013 and June 30, 2013. The weighted average cost basis of the Agency portfolio was 108.1% of par as of September 30, 2013, and 108.0% as of June 30, 2013. The net premium amortization for Agency RMBS AFS was $42.3 million and $46.8 million for the quarters ended September 30, 2013 and June 30, 2013, respectively.

The company experienced a three-month average CPR of 4.8% for non-Agency RMBS held as of September 30, 2013, as compared to 4.0% for securities held as of June 30, 2013. The weighted average cost basis of the non-Agency portfolio was 52.6% of par as of September 30, 2013, and 52.2% of par as of June 30, 2013. The discount accretion was $37.2 million for both quarters ended September 30, 2013 and June 30, 2013. The total net discount remaining was $2.5 billion and $2.6 billion as of September 30, 2013 and June 30, 2013, respectively, with $1.4 billion designated as credit reserve as of September 30, 2013.

Mortgage Loan Conduit and Securitization
As of September 30, 2013, the company had mortgage loans held-for-investment with a carrying value of $805.0 million and the company’s collateralized borrowings had a carrying value of $649.1 million. During the third quarter, the company completed a securitization, Agate Bay Mortgage Trust 2013-1, the first using our own depositor. The trust issued approximately $434 million in senior securities and its underlying collateral consisted of prime jumbo 30-year fixed residential mortgage loans.

As of September 30, 2013, the company held prime jumbo residential mortgage loans with a carrying value of $119.6 million. The company had $16.2 million outstanding under short-term financing arrangements to fund the prime jumbo mortgage loan collateral.

Mortgage Servicing Rights (MSRs)
The company held $15.7 million of MSRs on its balance sheet as of September 30, 2013, which are captured in the “Other Assets” line item on the Condensed Consolidated Balance Sheet. The company does not originate or directly service mortgage loans, but instead contracts with one or more fully licensed subservicers to handle all servicing functions for the loans underlying the company’s MSR assets.

Since the end of the third quarter, the company announced the completion of a two-year flow sale agreement with PHH Mortgage Corporation to acquire MSRs on newly originated residential mortgage loans. Additionally, the company remains in discussions with MSR sellers that could result in other significant investments in MSR in the near-term. Given MSR transactions are subject to GSE approval and closing conditions, there is no assurance that such transactions will close.

Credit Sensitive Loans (CSLs)
As of September 30, 2013, the company had acquired CSLs with a carrying value of $440.1 million. The company’s intention in the future is to securitize or hold the loans in an alternative financing structure, and/or exit through a whole loan sale.

Warrants
For the quarter ended September 30, 2013, warrant holders exercised warrants to purchase approximately 65,000 shares of the company’s common stock. This resulted in proceeds to the company totaling approximately $0.7 million. As of September 30, 2013, approximately 4.1 million warrants to purchase approximately 4.4 million shares of common stock remained outstanding with an exercise price of $10.25 per share. The warrants expire on November 7, 2013 at 5:00 p.m. EST.

Share Repurchase Program
During the third quarter, 1.45 million shares were repurchased by the company under its share repurchase program for a total cost of $13.4 million. During the nine months ended September 30, 2013, an aggregate of 2.45 million shares had been repurchased by the company under its share repurchased program for a total cost of $23.9 million. The company may repurchase up to an additional 22.5 million shares under its existing share repurchase program.

Conference Call
Two Harbors Investment Corp. will host a conference call on November 6, 2013 at 9:00 a.m. EST to discuss third quarter 2013 financial results and related information. To participate in the teleconference, please call toll-free (877) 868-1835 (or (914) 495-8581 for international callers), Conference Code 63812967, approximately 10 minutes prior to the above start time. You may also listen to the teleconference live via the Internet on the company’s website at www.twoharborsinvestment.com in the Investor Relations section under the Events and Presentations link. For those unable to attend, a telephone playback will be available beginning at 12 p.m. EST on November 6, 2013, through 12 a.m. EST on November 13, 2013. The playback can be accessed by calling (855) 859-2056 (or (404) 537-3406 for international callers), Conference Code 63812967. The call will also be archived on the company’s website in the Investor Relations section under the Events and Presentations link.

Two Harbors Investment Corp.
Two Harbors Investment Corp., a Maryland corporation, is a real estate investment trust that invests in residential mortgage-backed securities, residential mortgage loans, mortgage servicing rights and other financial assets. Two Harbors is headquartered in Minnetonka, Minnesota, and is externally managed and advised by PRCM Advisers LLC, a wholly-owned subsidiary of Pine River Capital Management L.P. Additional information is available at www.twoharborsinvestment.com.

Forward-Looking Statements
This presentation includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Actual results may differ from expectations, estimates and projections and, consequently, readers should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “target,” “assume,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believe,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from expected results, including, among other things, those described in our Annual Report on Form 10-K for the year ended December 31, 2012, under the caption “Risk Factors.” Factors that could cause actual results to differ include, but are not limited to, higher than expected operating costs, changes in prepayment speeds of mortgages underlying our residential mortgage-backed securities, the rates of default or decreased recovery on the mortgages underlying our non-Agency securities, failure to recover credit losses in our portfolio, changes in interest rates and the market value of our assets, the availability of financing, the availability of target assets at attractive prices, our ability to manage various operational risks associated with our business, our ability to maintain our REIT qualification, limitations imposed on our business due to our REIT status and our exempt status under the Investment Company Act of 1940, the impact of new legislation or regulatory changes on our operations, the impact of any deficiencies in the servicing or foreclosure practices of third parties and related delays in the foreclosure process, our ability to acquire mortgage loans or securitize the mortgage loans we acquire, our involvement in securitization transactions, the timing and profitability of our securitization transactions, the risks associated with our securitization transactions, our ability to acquire mortgage servicing rights, the impact of new or modified government mortgage refinance or principal reduction programs, unanticipated changes in overall market and economic conditions, and our exposure to claims and litigation, including litigation arising from our involvement in securitization transactions.

Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Two Harbors does not undertake or accept any obligation to release publicly any updates or revisions to any forward-looking statement to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based. Additional information concerning these and other risk factors is contained in Two Harbors’ most recent filings with the Securities and Exchange Commission (SEC). All subsequent written and oral forward looking statements concerning Two Harbors or matters attributable to Two Harbors or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above.

Non-GAAP Financial Measures
In addition to disclosing financial results calculated in accordance with United States generally accepted accounting principles (GAAP), this press release and the accompanying investor presentation present non-GAAP financial measures, such as Core Earnings and Core Earnings per common share, that exclude certain items. Two Harbors’ management believes that these non-GAAP measures enable it to perform meaningful comparisons of past, present and future results of the company’s core business operations, and uses these measures to gain a comparative understanding of the company’s operating performance and business trends. The non-GAAP financial measures presented by the company represent supplemental information to assist investors in analyzing the results of Two Harbors’ operations; however, as these measures are not in accordance with GAAP, they should not be considered a substitute for, or superior to, the financial measures calculated in accordance with GAAP. Our GAAP financial results and the reconciliations from these results should be carefully evaluated. See the GAAP to Non-GAAP reconciliation table on page 11 of this release.

Additional Information
Stockholders and warrant holders of Two Harbors, and other interested persons, may find additional information regarding the company at the SEC’s Internet site at www.sec.gov or by directing requests to: Two Harbors Investment Corp., Attn: Investor Relations, 601 Carlson Parkway, Suite 1400, Minnetonka, MN 55305, telephone 612-629-2500.

Contact
July Hugen, Investor Relations, Two Harbors Investment Corp., 612-629-2514, July.Hugen@twoharborsinvestment.com

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TWO HARBORS INVESTMENT CORP.
CONSOLIDATED BALANCE SHEETS
(dollars in thousands, except per share data)

	September 30, 2013	December 31, 2012
	(unaudited)
ASSETS
Available-for-sale securities, at fair value	$12,672,233	$13,666,954
Trading securities, at fair value	1,000,625	1,002,062
Equity securities, at fair value	—	335,638
Mortgage loans held-for-sale, at fair value	559,737	58,607
Mortgage loans held-for-investment in securitization trusts, at fair value	804,988	—
Cash and cash equivalents	723,160	821,108
Restricted cash	678,328	302,322
Accrued interest receivable	48,854	42,613
Due from counterparties	94,485	39,974
Derivative assets, at fair value	544,515	462,080
Other assets	27,241	82,586
Total Assets	$17,154,166	$16,813,944

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities
Repurchase agreements	$12,152,065	$12,624,510
Collateralized borrowings in securitization trusts, at fair value	649,082	—
Derivative liabilities, at fair value	73,827	129,294
Accrued interest payable	15,782	19,060
Due to counterparties	332,210	412,861
Dividends payable	102,022	164,347
Other liabilities	56,125	13,295
Total Liabilities	13,381,113	13,363,367

Stockholders’ Equity
Preferred stock, par value $0.01 per share; 50,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, par value $0.01 per share; 900,000,000 shares authorized and 364,365,017 and 298,813,258 shares issued and outstanding, respectively	3,644	2,988
Additional paid-in capital	3,789,929	2,948,345
Accumulated other comprehensive income	512,774	696,458
Cumulative earnings	788,983	449,358
Cumulative distributions to stockholders	(1,322,277)	(646,572)
Total Stockholders’ Equity	3,773,053	3,450,577
Total Liabilities and Stockholders’ Equity	$17,154,166	$16,813,944

TWO HARBORS INVESTMENT CORP.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE (LOSS) INCOME
(dollars in thousands, except per share data)
Certain prior period amounts have been reclassified to conform to the current period presentation

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
	(unaudited)		(unaudited)
Interest income:
Available-for-sale securities	$121,303	$124,621	$386,246	$313,154
Trading securities	1,509	1,278	4,034	3,578
Mortgage loans held-for-sale	9,297	167	15,409	362
Mortgage loans held-for-investment in securitization trusts, at fair value	5,649	—	11,672	—
Cash and cash equivalents	216	243	773	620
Total interest income	137,974	126,309	418,134	317,714
Interest expense:
Repurchase agreements	21,802	20,743	67,373	47,737
Collateralized borrowings in securitization trusts	3,125	—	6,112	—
Total interest expense	24,927	20,743	73,485	47,737
Net interest income	113,047	105,566	344,649	269,977
Other-than-temporary impairment losses	—	(559)	(1,662)	(9,310)
Other income:
(Loss) gain on investment securities	(230,111)	2,527	(152,280)	14,247
(Loss) gain on interest rate swap and swaption agreements	(55,410)	(76,472)	223,388	(153,679)
Gain (loss) on other derivative instruments	20,434	2,850	66,055	(13,631)
(Loss) gain on mortgage loans held-for-sale	(4,443)	613	(25,262)	592
Other income	10,788	—	18,887	—
Total other (loss) income	(258,742)	(70,482)	130,788	(152,471)
Expenses:
Management fees	12,036	8,929	29,388	23,282
Securitization deal costs	2,125	—	4,153	—
Other operating expenses	10,017	3,954	26,064	11,423
Total expenses	24,178	12,883	59,605	34,705
(Loss) income from continuing operations before income taxes	(169,873)	21,642	414,170	73,491
Provision for (benefit from) income taxes	23,726	(7,834)	77,809	(32,016)
Net (loss) income from continuing operations	(193,599)	29,476	336,361	105,507
Income (loss) from discontinued operations	871	(2,674)	3,264	(2,901)
Net (loss) income attributable to common stockholders	$(192,728)	$26,802	$339,625	$102,606

TWO HARBORS INVESTMENT CORP.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE (LOSS) INCOME
(dollars in thousands, except per share data)
Certain prior period amounts have been reclassified to conform to the current period presentation

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
	(unaudited)		(unaudited)
Basic earnings per weighted average common share
Continuing operations	$(0.53)	$0.11	$0.97	$0.47
Discontinued operations	—	(0.01)	0.01	(0.01)
Net (loss) income	$(0.53)	$0.10	$0.98	$0.46

Diluted earnings per weighted average common share
Continuing operations	$(0.53)	$0.11	$0.97	$0.47
Discontinued operations	—	(0.01)	0.01	(0.01)
Net (loss) income	$(0.53)	$0.10	$0.98	$0.46
Dividends declared per common share	$0.28	$0.36	$0.91	$1.16

Weighted average shares outstanding - Basic	365,057,767	270,005,212	345,529,611	224,058,762
Weighted average shares outstanding - Diluted	365,166,992	270,937,960	346,370,358	224,369,678

Comprehensive income:
Net (loss) income	$(192,728)	$26,802	$339,625	$102,606
Other comprehensive income (loss):
Unrealized gain (loss) on available-for-sale securities, net	246,777	497,598	(183,684)	759,112
Other comprehensive income (loss)	246,777	497,598	(183,684)	759,112
Comprehensive income	$54,049	524,400	$155,941	$861,718

TWO HARBORS INVESTMENT CORP.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(UNAUDITED)
(dollars in thousands, except per share data)
Certain prior period amounts have been reclassified to conform to the current period presentation

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012

Reconciliation of net income attributable to common stockholders to
Core Earnings:

Net (loss) income attributable to common stockholders	$(192,728)	$26,802	$339,625	$102,606

Adjustments for non-core earnings:
Loss (gain) on sale of securities and mortgage loans, net of tax	240,223	277	167,234	(10,862)
Unrealized (gain) loss on trading securities, equity securities and mortgage loans held-for-sale, net of tax	(5,675)	(2,082)	2,870	(2,091)
Other-than-temporary impairment loss, net of tax	-	559	1,662	9,310
Realized (gain) loss on termination or expiration of swaps and swaptions, net of tax	(52,944)	4,980	8,239	19,624
Unrealized loss (gain), net of tax, on interest rate swap and swaptions economically hedging repurchase agreements, TBAs, MSRs and available-for-sale securities	107,466	53,970	(231,699)	86,010
Unrealized loss (gain), net of tax, on interest rate swap economically hedging trading securities	258	3,037	(1,704)	10,510
(Gain) loss on other derivative instruments, net of tax	(19,876)	(3,167)	(33,531)	9,105
Unrealized gain on financing securitizations	(8,774)	—	(16,621)	—
Unrealized gain, net of tax, on mortgage servicing rights	(832)	—	(802)	—
Securitization deal costs	1,402	—	3,430	—
(Income) loss from discontinued operations	(871)	2,674	(3,264)	2,901

Core Earnings	$67,649	$87,050	$235,439	$227,113

Weighted average shares outstanding - Basic	365,057,767	270,005,212	345,529,611	224,058,762
Weighted average shares outstanding - Diluted	365,166,992	270,937,960	346,370,358	224,369,678

Core Earnings per weighted average share outstanding - diluted	$0.19	$0.32	$0.68	$1.01